Exhibit 10.17

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into on March 15, 2006, by and between ACE Limited, a Cayman Islands corporation (the “Company”), and Brian E. Dowd (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement dated as of May 22, 1995 (the “1995 Agreement”) whereby the Company hired the Executive to perform services for the Company in Bermuda as Vice President, Underwriting for the Company;

WHEREAS, the Executive’s current position, title, duties, employing company, employment location and employment terms are substantially different from those described in the 1995 Agreement, and the Company and the Executive desire to terminate the 1995 Agreement.

NOW THEREFORE, for the valuable consideration of the extinguishment of the promises and mutual covenants contained therein, the Company and the Executive hereby agree to terminate the 1995 Agreement, extinguishing all rights and liabilities of the Company and of the Executive thereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ACE LIMITED

By:
Name:
Title:

BRIAN E. DOWD